As filed with the Securities and Exchange Commission on  November 28, 2011

Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CENVEO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Colorado (State or Other Jurisdiction of Incorporation or Organization)	84-1250533 (I.R.S. Employer Identification No.)

One Canterbury Green, 201 Broad Street
Stamford, CT  06901
(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

Cenveo 401(k) Savings and Retirement Plan
 (Full Title of the Plan)

Ian R. Scheinmann
Senior Vice President, Legal Affairs
Cenveo, Inc.
One Canterbury Green, 201 Broad Street
Stamford, CT  06901
(203) 595-3000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities To be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Common Stock, par value $0.01 per share	38,811	$2.87	$111,387.57	$12.93
(1)
The shares being registered include 38,811 shares (the “Carryover Shares”) that were previously available for issuance under the Nashua Corporation Employees’ Savings Plan, as amended to date (the “Legacy Plan”).  However, the Legacy Plan has been merged with and into the Cenveo 401(k) Savings and Retirement Plan, as amended to date (the “Cenveo 401(k) Plan”), and as a result it is no longer possible for the Carryover Shares to be issued or purchased under the Legacy Plan.  The Carryover Shares were previously registered on the Form S-8 (Registration No. 333-161925) that was filed on September 15, 2009 (the “Prior Registration Statement”).  Pursuant to a contemporaneously filed post-effective amendment to the Prior Registration Statement, the Carryover Shares are being deregistered from the Prior Registration Statement and transferred to this Registration Statement, together with the associated registration fees, for possible issuance or purchase under the Cenveo 401(k) Plan.

(2)	This Registration Statement also relates to such indeterminate number of additional shares as may be issuable pursuant to stock splits, stock dividends, or similar transactions.
(3)
The proposed maximum offering price per share of Common Stock and the proposed maximum aggregate offering price are calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933.  With respect to the shares being registered (consisting of 38,811 shares of Common Stock), the fee is based on a price of $2.87 per share, which is the average of the high ($2.99) and low ($2.75) sales prices of the Common Stock on November 23, 2011 on the New York Stock Exchange.

(4)
Pursuant to Rule 457(p) under the Securities Act of 1933, the $12.93 aggregate total registration fee for the 38,811 shares registered on this Registration Statement is offset by registration fees in the amount of $13.75 previously paid with respect to the Carryover Shares in connection with the Prior Registration Statement 333-161925 filed September 15, 2009.  Accordingly, the Registrant is currently paying a net registration fee of $0.00 in connection with the filing of this Registration Statement.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed pursuant to General Instruction E to Form S-8 and relates to the registration of 38,811 shares of common stock, par value $0.01 per share (“Common Stock”), of Cenveo, Inc. (the “Company”) for issuance pursuant to awards granted under the Cenveo 401(k) Plan.  The Legacy Plan has been merged with and into the Cenveo 401(k) Plan.  Accordingly, shares of Common Stock may no longer be issued or purchased under the Legacy Plan but may instead be issued or purchased under the Cenveo 401(k) Plan.

The 38,811 shares of Common Stock being registered under this Registration Statement were previously registered for issuance or purchase under the Legacy Plan.

Contemporaneously with the filing of this Registration Statement on Form S-8, the Registrant is filing a Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to deregister 38,811 shares of Common Stock previously authorized for issuance or purchase under the Legacy Plan.

PART I
STATEMENT OF INCORPORATION BY REFERENCE

The contents of the Company’s previously filed Registration Statements on Form S-8 (Registration Nos. 333-161925 and 333-166929) filed with the Securities and Exchange Commission on September 15, 2009 and May 18, 2010, respectively, are hereby incorporated by reference herein to the extent not otherwise amended or superseded by the contents hereof.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents filed with the SEC by the Company are incorporated herein by reference as of their respective dates of filing and shall be deemed to be a part hereof:

•	the Company’s Annual Report on Form 10-K for the year ended January 1, 2011;

•	the Company’s Quarterly Reports on Form 10-Q for the quarters ended April 2, 2011, July 2, 2011 and October 1, 2011;

•
the Company’s Current Reports on Form 8-K filed February 3, 2011, May 9, 2011, August 16, 2011 and November 10, 2011 as well as an amendment to the Company’s Current Report on Form 8-K filed August 25, 2011; and

•	the description of the Company’s Common Stock contained in the Company’s registration statements therefor and subsequent amendments thereof.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement.

Item 5.  Interests of Named Experts and Counsel

An opinion on the legality of the securities registered hereby has been rendered by Ian R. Scheinmann, the Company’s Senior Vice President, Legal Affairs. Mr. Scheinmann is an employee of the Company and is eligible to purchase shares of Common Stock under the Cenveo 401(k) Plan.

Item 8.  Exhibits

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
4.1
Articles of Incorporation of Cenveo, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, as filed with the SEC on August 14, 1997)

4.2
Amendment to Articles of Incorporation of Cenveo, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, as filed with the SEC on August 2, 2004)

4.3
Amendment to Articles of Incorporation and Certificate of Designations of Series A Junior Participating Preferred Stock of Cenveo, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated (date of earliest event reported) April 17, 2005, as filed with the SEC on April 21, 2005)

4.4
Amended and Restated Bylaws of Cenveo, Inc.  (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated (date of earliest event reported) February 22, 2007, as filed with the SEC on August 30, 2007)

4.5	Cenveo 401(k) Savings and Retirement Plan (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-8, as filed with the SEC on May 18, 2010)
5.1 *	Opinion of Ian R. Scheinmann, the Company’s Legal Counsel
23.1 *	Consent of Grant Thornton LLP
23.2 *	Consent of Ian R. Scheinmann (included in Exhibit 5.1)
24.1 *	Powers of Attorney (included in signature page to this Registration Statement)

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut.

Dated:   November 28, 2011

CENVEO, INC.

By:        /s/ Mark S. Hiltwein
Name:   Mark S. Hiltwein
Title:     Executive Vice President & Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears on the signature page to this Registration Statement constitutes and appoints Ian R. Scheinmann and Mark S. Hiltwein his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits hereto and other documents in connection herewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents of any of them, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/s/ Robert G. Burton, Sr.	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	November 28, 2011
Robert G. Burton, Sr.

/s/ Mark S. Hiltwein	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 28, 2011
Mark S. Hiltwein

/s/ Gerald S. Armstrong	Director	November 28, 2011
Gerald S. Armstrong

/s/ Leonard C. Green	Director	November 28, 2011
Leonard C. Green

/s/ Mark J. Griffin	Director	November 28, 2011
Mark J. Griffin

/s/ Robert B. Obernier	Director	November 28, 2011
Robert B. Obernier

EXHIBIT INDEX

Exhibit No.	Description
4.1
Articles of Incorporation of Cenveo, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, as filed with the SEC on August 14, 1997)

4.2
Amendment to Articles of Incorporation of Cenveo, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, as filed with the SEC on August 2, 2004)

4.3
Amendment to Articles of Incorporation and Certificate of Designations of Series A Junior Participating Preferred Stock of Cenveo, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated (date of earliest event reported) April 17, 2005, as filed with the SEC on April 21, 2005)

4.4
Amended and Restated Bylaws of Cenveo, Inc.  (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated (date of earliest event reported) February 22, 2007, as filed with the SEC on August 30, 2007)

4.5	Cenveo 401(k) Savings and Retirement Plan (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-8, as filed with the SEC on May 18, 2010)
5.1 *	Opinion of Ian R. Scheinmann, the Company’s Legal Counsel
23.1 *	Consent of Grant Thornton, LLP
23.2 *	Consent of Ian R. Scheinmann (included in Exhibit 5.1)
24.1 *	Powers of Attorney (included in signature page to this Registration Statement)
*Filed herewith